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                                                                   EXHIBIT 23(a)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 24, 2002, accompanying the consolidated financial statements incorporated by reference in the Annual Report on Form 10-K of Franklin Bank, National Association and subsidiaries for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in post-effective amendment no. 1 to the registration statement on Form S-8 pertaining to Franklin's 1994 Directors' Stock Option Plan.



/s/ GRANT THORNTON LLP


Southfield, Michigan
January 22, 2003












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